UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2012

FAR EAST ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-32455	88-0459590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas	77060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 598-0470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 5, 2012, Far East Energy (Bermuda), Ltd. (“FEEB”), a wholly-owned subsidiary of Far East Energy Corporation, was notified that the Ministry of Commerce of The People's Republic of China approved the fifth modification agreement (the “Modification Agreement”) for the Production Sharing Contract (the “Shouyang PSC”) for the Exploitation of Coalbed Methane Resources for the Shouyang Area in Shanxi Province, Qinshui Basin, The People’s Republic of China, dated April 16, 2002, between China United Coalbed Methane Corporation Ltd. (“CUCBM”) and Phillips China Inc. (predecessor in interest to ConocoPhillips China Inc., as predecessor in interest to FEEB). The Modification Agreement extends the exploration period to June 30, 2015 for approximately 297,415 acres (approximately 1,203.6 square kilometers) (designated as Areas A and B on Annex II of the Modification Agreement). The Modification Agreement also extends the exploration period to June 30, 2013 for approximately 121,080 acres (approximately 490 square kilometers) (designated as Area C on Annex II of the Modification Agreement). In connection with the execution of the Modification Agreement and the certification of Chinese reserves by the Chinese Ministry of Land Resources with respect to the approximately 24,710 acre (approximately 100 square kilometer) area designated as Area A, CUCBM and FEEB exercised rights under the Shouyang PSC to apportion participating and operating interests in this area. CUCBM elected to forego its participation rights in approximately 16,060 acres (approximately 65 square kilometers) in this area (designated as Area A1). Accordingly, FEEB will be responsible for 100% of all exploration and development costs associated with coalbed methane production activities in Area A1 and will be allocated 100% of all revenues generated from the production of coalbed methane resources attributable to Area A1. Also, FEEB elected to forego its rights to approximately 8,650 acres (approximately 35 square kilometers) in this area (designated as Area A2), and CUCBM may proceed independently at its sole risk to develop Area A2. Accordingly, CUCBM will be responsible for 100% of all exploration and development costs associated with coalbed methane production activities in Area A2 and will be allocated 100% of all revenues generated from the production of coalbed methane resources attributable to Area A2. Also, under the terms of the Modification Agreement, FEEB will relinquish approximately 66,520 acres (approximately 269.2 square kilometers) in the Shouyang block deemed noncommercial by FEEB, while retaining approximately 418,500 acres (approximately 1,693.6 square kilometers) in the Shouyang block.

The above discussion of the Modification Agreement is a summary description of certain terms and conditions of such agreement and is qualified in its entirety by the full text of the Modification Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit

Number	Description

10.1	Fifth Modification Agreement for Production Sharing Contract for the Exploitation of Coalbed Methane Resources for the Shouyang Area in Shanxi Province, Qinshui Basin, The People’s Republic of China.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2012

Far East Energy Corporation

By:	/s/ Bruce N. Huff
Name:	Bruce N. Huff
Title:	Chief Financial Officer

3

Index to Exhibits

Exhibit

Number	Description

10.1	Fifth Modification Agreement for Production Sharing Contract for the Exploitation of Coalbed Methane Resources for the Shouyang Area in Shanxi Province, Qinshui Basin, The People’s Republic of China.

4